UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Covenant Transportation Group, Inc.
(Name of Registrant as Specified in its Charter)

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COVENANT TRANSPORTATION GROUP, INC.
400 Birmingham Highway
Chattanooga, Tennessee 37419
___________________________________________

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 14, 2008
___________________________________________

To Our Stockholders:

You are cordially invited to attend the 2008 annual meeting of stockholders of Covenant Transportation Group, Inc., a Nevada corporation, to be held at our principal executive offices, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at 10:00 a.m. local time, on Wednesday, May 14, 2008, for the following purposes:

1.	To consider and act upon a proposal to elect five (5) directors;

2.	To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

The foregoing matters are more fully described in the accompanying proxy statement.

The Board of Directors has fixed the close of business on Monday, March 17, 2008, as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment thereof. Shares of Class A and Class B common stock may be voted at the annual meeting only if the holder is present at the annual meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. To ensure your representation at the annual meeting, you are requested to promptly date, sign, and return the accompanying proxy in the enclosed envelope.  You may also vote on the Internet by completing the electronic voting instruction form found at www.cesvote.com or by telephone using a touch-tone telephone and calling 1-888-693-8683.  Returning your proxy now will not interfere with your right to attend the annual meeting or to vote your shares personally at the annual meeting, if you wish to do so. The prompt return of your proxy may save us additional expenses of solicitation.

By Order of the Board of Directors,
/s/ David R. Parker
David R. Parker
Chairman of the Board of Directors

Chattanooga, Tennessee
April 14, 2008

COVENANT TRANSPORTATION GROUP, INC.
400 Birmingham Highway
Chattanooga, Tennessee 37419
__________________________________________

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 14, 2008
__________________________________________

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies from the stockholders of Covenant Transportation Group, Inc., a Nevada corporation, to be voted at the annual meeting of stockholders, which will be held at our principal executive offices, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at 10:00 a.m. local time, on Wednesday, May 14, 2008, and any adjournment thereof. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS. If not otherwise specified, all proxies received pursuant to this solicitation will be voted (i) FOR the director nominees named below; and (ii) in accordance with the judgment of the proxy holders, with respect to any other matters properly brought before the annual meeting.

The proxy statement, proxy card, and our annual report on Form 10-K for the fiscal year ended December 31, 2007, was first mailed on or about April 14, 2008, to stockholders of record at the close of business on our record date of March 17, 2008. Except to the extent it is incorporated by specific reference, the enclosed copy of our 2007 annual report is not incorporated into this proxy statement and is not to be deemed a part of the proxy solicitation material.

The terms "Company," "we," "us," and "our" refer to Covenant Transportation Group, Inc. and its consolidated subsidiaries.

Voting Rights

Only stockholders of record at the close of business on the record date are entitled to vote at the annual meeting, either in person or by valid proxy. Holders of Class A common stock are entitled to one vote for each share held. Holders of Class B common stock are entitled to two votes for each share held so long as such shares are owned by David R. Parker or certain members of his immediate family. In the event that any shares of our Class B common stock cease to be owned by Mr. Parker or certain of his immediate family members, such shares will be automatically converted into shares of our Class A common stock. All of the issued and outstanding shares of our Class B common stock are currently owned by Mr. and Mrs. Parker as joint tenants with rights of survivorship. Unless otherwise required by Nevada law, the Class A common stock and Class B common stock vote together as a single class. On March 17, 2008, the record date, there were issued and outstanding 12,175,962 shares of Class A common stock, par value one cent ($0.01) per share (including shares of restricted Class A common stock subject to certain performance vesting and holding provisions), entitled to cast an aggregate 12,175,962 votes on all matters subject to a vote at the annual meeting, and 2,350,000 shares of Class B common stock, par value one cent ($0.01) per share, entitled to cast an aggregate 4,700,000 votes on all matters subject to a vote at the annual meeting. The total number of shares of our common stock issued and outstanding on the record date was approximately 14,525,962, which is entitled to cast an aggregate of 16,875,962 votes on all matters subject to a vote at the annual meeting. The total number of issued and outstanding shares excludes approximately 1,183,348 shares of Class A common stock reserved for issuance upon the exercise of outstanding stock options granted under our incentive stock plans and other arrangements. Holders of unexercised options are not entitled to vote at the annual meeting. We have no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors. Votes cast at the annual meeting will be tabulated by the Inspector of Elections, and the results of all items voted upon will be announced at the annual meeting.

Quorum Requirement

In order to transact business at the annual meeting, a quorum must be present. A quorum is present if the holders of a majority of the total number of shares of Class A and Class B common stock issued and outstanding as of the record date are represented at the annual meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

Required Vote

Directors are elected by an affirmative vote of a plurality of the total votes cast by stockholders entitled to vote and represented in person or by proxy at the annual meeting, which means that the five director nominees receiving the highest number of votes for their election will be elected. Approval of any other matter submitted to stockholders requires the affirmative vote of a majority of the votes cast by stockholders entitled to vote and represented in person or by proxy at the annual meeting. Abstentions and broker non-votes are not considered affirmative votes and thus will have no effect on the election of directors by a plurality vote, but will have the same effect as negative votes with respect to the approval of any other matter submitted to stockholders.

Right to Attend Annual Meeting; Revocation of Proxy

Returning a proxy card now will not interfere with your right to attend the annual meeting or to vote your shares personally at the annual meeting, if you wish to do so. Stockholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice to our Secretary at our address, by executing a subsequent proxy and delivering it to our Secretary, or by attending the annual meeting and voting in person.

Costs of Solicitation

We will bear the cost of solicitation of proxies, which we expect to be nominal and will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our outstanding Class A common stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers, or our regular employees, who will not receive any additional compensation for any such services.

Annual Report

The information included in this proxy statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Reports of Independent Registered Public Accounting Firm, and other information included in our 2007 annual report that was mailed on or about April 14, 2008, together with this notice and proxy statement, to all stockholders of record as of the record date.

How to Read this Proxy Statement

Set forth below are the proposals to be considered by stockholders at the annual meeting, as well as important information concerning, among other things, our management and our Board of Directors; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of certain beneficial owners and management; the services provided to us by and fees of KPMG, LLP, our independent registered public accounting firm; and how stockholders may make proposals at our next annual meeting. EACH STOCKHOLDER SHOULD READ THIS INFORMATION BEFORE VOTING.

How to Vote – Proxy Instructions

If you are a holder of record of our Class A or Class B common stock, you may vote your shares either (i) over the telephone by calling a toll-free number, (ii) by using the Internet, or (iii) by mailing in your proxy card.  Owners who hold their shares in street name will need to obtain a voting instruction form from the institution that holds their stock and must follow the voting instructions given by that institution.

For 2008, we have arranged for telephone and Internet-voting procedures to be used.  These procedures have been designed to authenticate your identity, to allow you to give instructions, and to confirm that those instructions have been recorded properly.  If you choose to vote by telephone or by using the Internet, please refer to the specific instructions on the proxy card.  The deadline for voting by telephone or the internet is 11:59 p.m. Eastern Standard Time on Tuesday, May 13, 2008.  If you wish to vote using the proxy card, complete, sign, and date your proxy card and return it to us before the meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the annual meeting, the stockholders will elect five directors to serve as the Board of Directors until our 2009 annual meeting of stockholders or until their successors are duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated for election as directors David R. Parker, William T. Alt, Robert E. Bosworth, Bradley A. Moline, and Niel B. Nielson, each of whom is presently serving as a director. Hugh O. Maclellan, Jr. has decided not to stand for reelection to provide additional time to pursue his interests in ministry. In the absence of contrary instructions, each proxy will be voted for the election of all the proposed directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

Nominees for Directorships

Information concerning the names, ages, positions with us, tenure as a director, and business experience of the nominees standing for election as directors at the annual meeting is set forth below. All references to experience with us include positions with our operating subsidiary, Covenant Transport, Inc., a Tennessee corporation.

David R. Parker, 50, has served as President since our founding in 1985 and as Chairman of the Board and Chief Executive Officer since 1994. Mr. Parker was elected to the Board of Directors of the Truckload Carriers' Association in 1994 and also serves on the Board of Directors of the American Trucking Associations.

William T. Alt, 71, has served as a director since 1994. Mr. Alt has engaged in the private practice of law since 1962 and has served as outside counsel to the Company since 1986.

Robert E. Bosworth, 60, has served as a director since 1998. Since September 19, 2005, Mr. Bosworth has served as the President and Chief Operating Officer of Chattem, Inc., a publicly traded consumer products company.  Prior to such position, Mr. Bosworth served as Chief Financial Officer for the Livingston Company, a merchant bank located in Chattanooga, Tennessee, since 2004, and as Livingston's Vice President of Corporate Finance since 2001. From 1998 until 2001, Mr. Bosworth was a business and management consultant to various corporations in the Chattanooga area. Prior to 1998, Mr. Bosworth served for more than five years as Executive Vice President and Chief Financial Officer of Chattem, Inc., Mr. Bosworth is currently a director of Chattem, Inc.

Bradley A. Moline, 41, has served as a director since 2003. Mr. Moline has been President and Chief Executive Officer of Allo Communications, LLC, a competitive local telephone company, since October 2002. Mr. Moline also has been the owner and President of Imperial Super Foods, a grocery store in Imperial, Nebraska, since February 2002. Mr. Moline was the President of Forte Technologies, a contract manufacturer of high precision parts, from February 2001 until February 2002. From 1997 to May 2001, Mr. Moline was the Senior Vice President of Finance and Chief Financial Officer of Birch Telecom, Inc., an integrated communications provider. Mr. Moline resigned from his position at Birch Telecom, Inc. to take the position with Forte Technologies more than sixteen months prior to Birch Telecom, Inc.'s filing of a petition under the federal bankruptcy laws in September 2002. From 1994 to 1997, Mr. Moline was our Treasurer and Chief Financial Officer.

Niel B. Nielson, 54, has served as a director since 2003. Dr. Nielson has been President of Covenant College since 2002. From 1997 until 2002, Dr. Nielson was the Associate Pastor of Outreach for College Church in Wheaton, Illinois. Dr. Nielson was a partner and trader for Ritchie Capital Markets Group, LLC from 1996 to 1997. Prior to 1996, Dr. Nielson served as an executive officer in various companies, including serving for two years as Senior Vice President of Chicago Research and Trading Group, Ltd., a company at which he was employed for nine years. Dr. Nielson holds twenty-four investment company directorships in the First Trust Fund Complex.

CORPORATE GOVERNANCE

The Board of Directors and Its Committees

Board of Directors

Meetings. Our Board of Directors held four regularly scheduled meetings and five special meetings during the fiscal year ended December 31, 2007.  All of our directors attended at least 75% of the regularly scheduled board meetings of the Board of Directors and each committee on which he served.  We encourage the members of our Board of Directors to attend our annual meetings of stockholders.  All seven of our then-current directors attended the 2007 annual meeting of stockholders.  Those directors who are not employees of the Company also held four special meetings during the fiscal year ended December 31, 2008.

Director Independence. Our Class A common stock is listed on the Nasdaq National Market. Therefore, it is subject to the listing standards, including standards relating to corporate governance, embodied in applicable rules promulgated by the National Association of Securities Dealers, Inc. (the "NASD").  Pursuant to NASD Rule 4350(c)(1), the Board of Directors has determined that the following directors and nominees are "independent" under NASD Rule 4200(a)(15): Robert E. Bosworth, Hugh O. Maclellan, Jr. (not standing for reelection), Bradley A. Moline, and Niel B. Nielson.  In accordance with NASD Rule 4350(c)(2), our independent directors  held meetings, referred to as "executive sessions," at which only the independent directors were present, either before or following each regularly scheduled meeting of the full Board of Directors.

Communications with the Board of Directors. Our Board of Directors has adopted procedures by which our stockholders may communicate with our Board regarding matters of substantial importance to us.  Information concerning the manner in which stockholders can communicate with the Board is available on our website at http://www.covenanttransport.com.

Committees of the Board of Directors

The Audit Committee

Functions, Composition, and Meetings of the Audit Committee. Our Audit Committee operates pursuant to a written charter detailing its purpose, powers, and duties. In February 2007, the charter of the Audit Committee was amended and restated to comply with Securities and Exchange Commission (the "SEC") Release Nos. 33-8732 and 34-54302.  The charter is available free of charge on our website at http://www.covenanttransport.com.  The primary responsibilities of the Audit Committee are set forth in the Audit Committee Report, which appears below. The Audit Committee met eight times during 2007. Messrs. Bosworth and Moline have served on the Audit Committee since 2003, while Dr. Nielson has served on the Audit Committee since 2004. Mr. Bosworth serves as Chairman of the Audit Committee.

Each member of the Audit Committee satisfies the independence and audit committee membership criteria set forth in NASD Rule 4350(d)(2). Specifically, each member of the Audit Committee:

•	is independent under NASD Rule 4200(a)(15);
•	meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");
•	did not participate in the preparation of our financial statements or the financial statement of any of our current subsidiaries at any time during the past three years; and
•	is able to read and understand fundamental financial statements, including our balance sheet, statement of operations, and cash flows statement.

Audit Committee Financial Expert. The Board of Directors has determined that at least one "audit committee financial expert," as defined under Item 401(h) of Regulation S-K and NASD Rule 4350(d)(2)(A), currently serves on the Audit Committee. The Board of Directors has identified Mr. Bosworth as an audit committee financial expert. Mr. Bosworth is independent, as independence for audit committee members is defined under applicable NASD rules.

Audit Committee Report. In performing its duties, the Audit Committee, as required by applicable rules of the SEC, issues a report recommending to the Board of Directors that our audited financial statements be included in our annual report on Form 10-K, and determines certain other matters, including the independence of our independent registered public accounting firm. The Audit Committee Report for 2007 is set forth below.

The Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent we incorporate such report by specific reference.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls over financial reporting. The Company's management has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The Company retains an independent registered public accounting firm, which is responsible for conducting an independent audit of the Company's financial statements, the effectiveness of management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon.

In performing its duties, the Audit Committee has discussed the Company's financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and the Company's independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and such accounting firm. For the fiscal year ended December 31, 2007, the Audit Committee (i) reviewed and discussed the audited financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and KPMG LLP, the Company's independent registered public accounting firm; (ii) discussed with the independent registered public accounting firm the matters required to be disclosed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; (iii) received and discussed with the independent registered public accounting firm the written disclosures and the letter from such accounting firm required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, as amended; and (iv) has discussed with the independent registered public accounting firm its independence. The Audit Committee met with representatives of the independent registered public accounting firm without management or other persons present five times during 2007.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

Audit Committee:
Robert E. Bosworth, Chairman
Bradley A. Moline
Niel B. Nielson

The Compensation Committee

Functions, Composition, and Meetings of the Compensation Committee. As more fully outlined in the Compensation Committee Charter, the primary functions of the Compensation Committee are to aid our Board in discharging its responsibilities relating to the compensation of our executive officers, including the chief executive officer; to evaluate and approve our compensation plans, policies, and programs; to produce an annual report on executive compensation; and to perform such other duties as may be assigned to it by our Board or imposed by applicable laws or regulations. In furtherance of its duties, the Compensation Committee reviews and approves certain aspects of compensation of our executive officers and makes recommendations on other compensation matters to the full Board of Directors. During 2007, Mr. Maclellan and Dr. Nielson served as the members of the Compensation Committee, with Dr. Nielson serving as Chairman. The Compensation Committee held a total of four meetings in 2007, all of which were regular meetings.

Compensation Committee Charter. In February 2007, the charter of the Compensation Committee was amended and restated to comply with SEC Release Nos. 33-8732 and 34-54302.  The charter is available free of charge on our website at http://www.covenanttransport.com.

Compensation Committee Report.  In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement.  The Compensation Committee Report follows.

The Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Niel B. Nielson, Chairman
Hugh O. Maclellan, Jr.

Compensation Committee Interlocks and Insider Participation

During 2007, Mr. Maclellan and Dr. Nielson served as the members of the Compensation Committee, with Dr. Nielson serving as Chairman. None of such individuals has been an officer or employee of the Company.

During 2007, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors, our executive officers, and their affiliates.

See "Certain Relationships and Related Transactions" for a description of certain transactions between us and our other directors, executive officers, or their affiliates, and "Executive Compensation – Director Compensation" for a description of compensation of the members of the Compensation Committee.

The Nominating and Corporate Governance Committee

Functions, Composition, and Meetings of the Nominating and Corporate Governance Committee. In April 2004, the Board of Directors established a Nominating and Corporate Governance Committee to recommend to the Board of Directors potential candidates for election to the Board of Directors and to make recommendations to the Board concerning issues related to corporate governance, as more specifically detailed in the written charter discussed below. Mr. Maclellan and Mr. Moline served as the Nominating and Corporate Governance Committee, with Mr. Maclellan serving as Chairman.  All current members of the Nominating and Corporate Governance Committee are independent, as independence for nominating committee members is defined under applicable NASD rules. The Committee met three times in 2007. The Nominating and Corporate Governance Committee has recommended that the Board of Directors nominate David R. Parker, William T. Alt, Robert E. Bosworth, Bradley A. Moline, and Niel B. Nielson for election at the annual meeting, each of whom is currently serving as a director.  Hugh O. Maclellan, Jr. has decided not to stand for reelection to provide additional time with his family and to pursue his interests in ministry.

Nominating and Corporate Governance Committee Charter. A written charter for the Nominating and Corporate Governance Committee was adopted in April 2004. A copy of the charter is available on our website at http://www.covenanttransport.com.

Process for Identifying and Evaluating Director Nominees. Director nominees are chosen by the entire Board of Directors, after considering the recommendations of the Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee review the qualifications of various persons to determine whether they are qualified candidates for membership on the Board of Directors. The Nominating and Corporate Governance Committee will review all candidate recommendations, including those properly submitted by stockholders, in accordance with the requirements of its charter. With regard to specific qualities and skills, the Nominating and Corporate Governance Committee believes it necessary that: (i) at least a majority of the members of the Board of Directors qualify as "independent" under NASD Rule 4200(a)(15); (ii) at least three members of the Board of Directors satisfy the audit committee membership criteria specified in NASD Rule 4350(d)(2); and (iii) at least one member of the Board of Directors eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K. In addition to these specific requirements, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include experience, accomplishments, education, understanding of our business and the industry in which we operate, specific skills, general business acumen, and personal and professional integrity. Generally, the Nominating and Corporate Governance Committee will first consider current Board members because they meet the criteria listed above and possess knowledge of our history, strengths, weaknesses, goals, and objectives. We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Stockholder Director Nominee Recommendations. It is generally the policy of the Nominating and Corporate Governance Committee to consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received. To be timely, recommendations must be received in writing at our principal executive offices, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at least 120 days prior to the anniversary date of mailing of our proxy statement for the prior year's annual meeting.  For the 2009 annual meeting, the deadline for receiving stockholder recommendations of proposed director nominees will be December 16, 2008.  In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee's name and qualifications and the reason for such recommendation;
•	the name and record address of the stockholder(s) proposing such nominee;
•	the number of shares of our Class A and/or Class B common stock that are beneficially owned by such stockholder(s); and
•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and us or any of our subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

Our Executive Officers

Set forth below is certain information regarding our current executive officers (other than our CEO, David R. Parker, for whom information is set forth above under "Proposal – Election of Directors – Nominees for Directorships"). All executive officers are elected annually by the Board of Directors. All references to experience with us include positions with our operating subsidiary, Covenant Transport, Inc., a Tennessee corporation.

Joey B. Hogan, 46, has served as our Senior Executive Vice President and Chief Operating Officer since May 2007, and has also served as President of Covenant Transport, Inc., a Tennessee corporation, since such time. Mr. Hogan was our Chief Financial Officer from 1997 to May 2007, and our Executive Vice President from May 2003 to May 2007, and was a Senior Vice President from December 2001 to May 2003. From joining us in August 1997 through December 2001, Mr. Hogan served as our Treasurer.

L.D. "Micky" Miller, III, 55, served as our Executive Vice President - Sales and Marketing since joining us in December 2002. Effective March 31, 2008, Mr. Miller now serves as the Executive Vice President and General Manger of Fleet Savings for the Company. Mr. Miller has over 33 years of sales and operations experience in the trucking industry. From October 1998 to November 2002, Mr. Miller was co-owner of, but was not involved in the day-to-day management of, two privately owned trucking companies, one of which was a truckload carrier and the other of which was a less-than-truckload carrier. From 1985 to 1995, Mr. Miller served as President and Chief Executive Officer of Crown Transport Systems Inc., a division of U.S. Xpress Enterprises, Inc. From 1995 to 1997, Mr. Miller served as Chairman of the CSI/Crown division of U.S. Xpress Enterprises, Inc. In March 2003, Ida-Tran Freight Systems, of which Mr. Miller was an officer and co-owner, voluntarily filed a bankruptcy petition in the United States District Court for the District of Idaho. In October 2003, a petition was filed against Mr. Miller in the United States Bankruptcy Court for the Northern District of Georgia.

R.H. Lovin, Jr., 56, has served in several senior management positions since joining us in 1986. Mr. Lovin has been our Executive Vice President - Administration since February 2003 and Corporate Secretary since August 1995. Mr. Lovin previously served as our Chief Financial Officer from 1986 to 1994, as Vice President of Administration from May 1994 to May 2003, and as one of our directors from May 1994 to May 2003.

Tony Smith, 60, has served as President of Southern Refrigerated Transport, Inc., one of our subsidiaries, since 1998. Mr. Smith also served as President of Tony Smith Trucking, Inc., a former subsidiary, from October 1998 to December 2004.

James "Jim" Brower, 51, has served as President of Star Transportation, Inc., one of our subsidiaries, since 1986.

Jeffrey Paulsen, 42, has served as our Senior Vice President – Sales and Marketing since August 2007, and prior to that served as Senior Vice President and General Manager of our Regional service offering since joining us in November 2005.  Mr. Paulsen joined us with over fifteen (15) years of experience in the transportation industry obtained with Werner Enterprises, Inc.  While at Werner, Mr. Paulsen served as Vice President Field Sales from July 2004 to November 2005, and Associate Vice President Field Sales from July 2002 to July 2004, where he managed Werner's outside sales force. Prior to that, Mr. Paulsen served as the Senior Sales Director-West/Southwest, Western Canada, and Mexico from July 2001 to July 2002, where he oversaw Werner's international business, including border crossing procedures and Mexican carrier relationships.  From June 1999 to July 2001, Mr. Paulsen served as Werner's Sales Director of the West/Southwest, where he was responsible for coordinating the sales of various service offerings and directing rate and fuel surcharge initiatives.

Charles "Jerry" Eddy, 54, has served as our Senior Vice President of Operations since September 2007 and as Vice President and General Manager of our Dedicated service offering from July 2006 to September 2007.  Mr. Eddy served as Vice President of Sales and Customer Service with Coastal Transport from 2005 to July 2006, served as President of Paper Transport from 2002 to 2005, and served in various capacities with Schneider National from 1991 to 2002, including Vice President and General Manager of Dedicated and Expedited Services.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such forms furnished to us, we believe that with the exception of two filings, none of our officers, directors, and greater than 10% beneficial owners failed to file on a timely basis the reports required by Section 16(a).  The exception was that Robert Bosworth inadvertently failed to timely report one transaction. We make available copies of Section 16(a) forms that our directors and executive officers file with the SEC through our website at http://www.covenanttransport.com.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Conduct and Ethics that applies to all directors, officers, and employees, whether with us or one of our subsidiaries. The Code of Conduct and Ethics includes provisions applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that constitute a "code of ethics" within the meaning of Item 406(b) of Regulation S-K. A copy of the Code of Conduct and Ethics is available to stockholders on our website at http://www.covenanttransport.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Philosophy of Compensation

The Compensation Committee of our Board of Directors ("Compensation Committee") oversees all of our executive officer compensation arrangements.  The Compensation Committee has the specific responsibility to (i) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer ("CEO"), (ii) evaluate the performance of our CEO in light of those goals and objectives, and (iii) determine and approve the compensation level of our CEO based upon that evaluation.  The Compensation Committee also has the responsibility to review annually the compensation of our other executive officers and to determine whether such compensation is reasonable under existing facts and circumstances.  In making such determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns the executives' interests with the interests of our stockholders.  The Compensation Committee also reviews and approves all forms of deferred compensation and incentive compensation, including stock option grants, stock grants, and other forms of incentive compensation granted to our executive officers.  The Compensation Committee takes into account the recommendations of our CEO in reviewing and approving the overall compensation of the other executive officers.

One of our primary business strategies has been to divide our businesses into defined service offerings, each of which operates as a semi-autonomous business unit.  Accordingly, at the most senior level, including our Named Executive Officers (as defined below), we seek executives who are capable of evaluating, building, and managing multiple businesses.  In addition, we seek qualified executives to manage each business unit.  Our primary executive compensation goals include attracting, motivating, and retaining qualified executive officers who possess the requisite abilities to serve in these roles and who we believe will create long-term value for our stockholders.  In this regard, we use a mix of compensation designed to provide overall compensation levels that (i) are sufficient to attract and retain talented executives and to motivate those executives to achieve superior results, (ii) align executives' interests with our corporate strategies, our business objectives, and the performance of specific business units to the extent applicable, (iii) enhance executives' incentives to increase our stock price and focus on the long-term interests of our stockholders, and (iv) are consistent with our constant focus on controlling costs.  In many instances we build our compensation elements around long-term retention and development together with annual rewards based on specific focus areas.

Elements of Compensation

Our compensation program for senior executive officers has two major elements, fixed and incentive compensation.  The total compensation for senior executive officers, including the Named Executive Officers, consists of one or more of the following components: (i) base salary, (ii) incentive compensation, which may include a performance-based annual bonus and long-term equity incentives in the form of restricted stock grants, (iii) other compensation, including specified perquisites, and (iv) employee benefits, which are generally available to all of our employees.

The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements.  In making decisions regarding an executive's total compensation, the Compensation Committee considers whether the total compensation is fair and reasonable to us, is internally appropriate based upon our culture and the compensation of our other employees, and is within a reasonable range of the compensation afforded by other opportunities.  The Compensation Committee also bases its decisions regarding compensation upon its assessment of the executive's leadership, integrity, individual performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial success, the creation of stockholder value, and current and past compensation.  In determining the mix of compensation elements, the Compensation Committee considers the effect of each element in relation to total compensation.  Consistent with our culture of cost control and high level of performance, the Compensation Committee historically has attempted to keep base salaries relatively low and weight overall compensation toward incentive and equity based compensation.  Accordingly, a substantial part of the compensation package for each Named Executive Officer is at risk and is only earned if performance of our Company and the Named Executive Officer so warrants.  The Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.  The Compensation Committee also considers and takes into account the tax and accounting consequences associated with each element of compensation.  In determining whether to increase or decrease an element of compensation, we rely upon the business experience of the members of the Compensation Committee, the Compensation Committee's general understanding of compensation levels of public companies, and the historical compensation levels of the executive officers.  We generally do not rely on rigid formulas, other than performance measures under our annual bonus program, or short-term changes in business performance when setting compensation.

The following summarizes the compensation elements we used to attract, motivate, and retain our Chief Executive Officer, the person performing the function of principal financial officer, and our four other most highly compensated executive officers for the year ended December 31, 2007 (the "Named Executive Officers").  In August 2007, Mr. Michael Miller resigned from his position as our Executive Vice President – Procurement and Corporate Operations Manager.  However, pursuant to Item 402(a)(3) of Regulation S-K, we have included Mr. Michael Miller as a Named Executive Officer although he is no longer employed by us.

Base Salary

We pay base salaries at levels that reward executive officers for ongoing performance and that enable us to attract, motivate, and retain highly qualified executives.  Base pay is a critical element of our compensation program because it provides our executive officers with stability.  Compensation stability allows our executives to focus their attention and efforts on creating stockholder value and on our other business objectives.  In determining base salaries, we consider the executive's current base salary and the executive's qualifications and experience, including, but not limited to, the executive's length of service with our Company, the executive's industry knowledge, and the quality and effectiveness of the executive's leadership, integrity, scope of responsibilities, dedication to our stockholders and Company, past performance, and current and future potential of providing value to our stockholders.  We do not formally benchmark base salary or total executive compensation against the executive compensation of any other company or group of companies.  From time to time, the Compensation Committee has considered the form and level of compensation disclosed by other publicly traded truckload carriers, certain other transportation companies, and companies of similar size and market capitalization in general.  We set our base salaries at a level that allows us to pay a portion of an executive officer's total compensation in the form of incentive compensation, including annual bonuses, long-term incentives, and perquisites.  We believe this mix of compensation helps us incentivize our executives to maximize stockholder value in the long run.  We adjust base salaries annually to reflect the foregoing factors but do not apply a specific weighting to such factors.

Incentive Compensation

Long-Term Incentives

On May 23, 2006, our stockholders approved our 2006 Omnibus Incentive Plan ("Incentive Plan").  Our Incentive Plan is a broad-based equity plan that we use to, among other things, (i) provide annual incentives to executive officers in a manner designed to reinforce our performance goals, (ii) attract, motivate, and retain qualified executive officers by providing them with long-term incentives, and (iii) align our executives' and stockholders' long-term interests by creating a strong, direct link between executive pay and stockholder return.  The Incentive Plan allows the Compensation Committee to link compensation to performance over a period of time by using equity-based awards, which often value a company's long-term prospects, requiring holding periods for equity grants, and granting awards that have multiple-year vesting schedules.  Awards with multiple-year vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to annual performance.  Awards with multiple-year vesting schedules create incentive for executive officers to increase stockholder value over an extended period of time because the value received from such awards is based on the growth of the stock price.  Such awards also incentivize executives to remain with us over an extended period of time.  Thus, we believe our Incentive Plan is an effective way of aligning the interests of our executive officers with those of our stockholders.

Awards under our Incentive Plan may be paid in cash, shares of Class A common stock, a combination of cash and shares of Class A common stock, or in any other permissible form, as the Compensation Committee determines.  All awards granted under the Incentive Plan are evidenced by an award notice that specifies the type of award granted, the number of shares of Class A common stock underlying the award, if applicable, and all terms governing the award.  Payment of awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee deems appropriate, including, in the case of awards paid in shares of Class A common stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.  The Incentive Plan authorizes the grant of stock options, stock appreciation rights, stock awards, restricted stock unit awards, performance units, performance awards, and any other form of award established by the Compensation Committee that is consistent with the Incentive Plan's purpose, or any combination of the foregoing.

The Compensation Committee considers several factors when determining awards to be granted to our executive officers, including (i) the recommendations of our CEO; (ii) how the achievement of certain performance goals will help us improve our financial and operating performance and add long-term value to our stockholders; (iii) the value of the award in relation to other elements of total compensation, including the number of options or restricted stock currently held by the executive and the number of options or restricted stock granted to the executive in prior years; and (iv)  the executive's position, scope of responsibility, ability to affect our financial and operating performance, ability to create stockholder value, and historic and recent performance.

Performance-Based Annual Bonuses

Consistent with our goal to improve our consolidated operating ratio, the Compensation Committee has over the past few years approved operating income and operating ratio targets as the basis for performance-based bonuses.  The key terms of our performance-based bonuses for 2007 and 2008 are described in additional detail below.

Other Compensation

We provide our Named Executive Officers with certain other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program.  We believe that these benefits generally allow our executives to work more efficiently.  The costs of these benefits constitute only a small percentage of each executive's total compensation.  In setting the amount of these benefits, the Compensation Committee considers each executive's position and scope of responsibilities and all other elements comprising the executive's compensation.

Employee Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as our 401(k) Plan and medical, dental, and group life insurance plans, in each case on the same basis as our other employees.

Compensation Paid to Our Named Executive Officers

Compensation Paid to Our Chief Executive Officer

Mr. David Parker founded Covenant Transport, Inc. in 1985 with just 25 tractors and 50 trailers and has been our chief executive since our inception.  We have achieved considerable growth in revenue since our inception and now serve as the holding company for several transportation providers that in the aggregate operate more than 3,500 tractors and 8,600 trailers and offer premium transportation services for customers throughout the United States.  Mr. Parker, along with one other executive officer, is responsible for managing the performance of our service offerings.  Despite the weak freight economy throughout 2007, which when combined with industry-wide over-capacity of tractors and trailers and an increase in fuel prices made for the most difficult operating environment in many years, during 2007 Mr. Parker and our other Named Executive Officers continued to seek to unify our operations and further implement our business realignment.

At the request and recommendation of Mr. Parker, the Compensation Committee did not consider an increase to Mr. Parker's base salary during 2007.  Mr. Parker's base salary has not increased since 2003.  With respect to the other aspects of Mr. Parker's compensation, the Compensation Committee determined that a significant amount of equity compensation to align Mr. Parker's compensation with increasing stockholder value and certain perquisites as included in the "All Other Compensation" column of the Summary Compensation table were important to motivating continued performance from Mr. Parker.  Mr. Parker does not participate in the determination of his own compensation.

After considering Mr. Parker's base salary, position, scope of responsibility, ability to affect our results, ability to create stockholder value, and historic and recent performance, as partially described above, the Compensation Committee granted Mr. Parker 4,000 restricted shares of our Class A common stock on May 22, 2007.  The restricted shares vest in equal increments over the four-year period beginning on the first anniversary of the award date, subject to us reaching earnings-per-share targets of $.25 in 2007, $.50 in 2008, $1.00 in 2009, and $1.50 in 2010.  Any percentage that fails to vest as a result of failure to reach a particular target will vest if we meet a subsequent target.  The restricted shares are subject to additional holding requirements and terms set forth in the Incentive Plan and the Restricted Stock Award Notice substantially in the form filed as Exhibit 10.22 to the our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006.  Based upon us not reaching our earnings-per-share target of $.25 in 2007, shares of the restricted stock grant will not vest on the one year anniversary of the grant.

For 2007, the Compensation Committee also approved a performance-based bonus opportunity under which Mr. Parker was eligible to receive a bonus of up to 50% of his base salary for 2007.  The percentage of salary assigned to Mr. Parker's potential bonus was based on the Compensation Committee's evaluation of (i) the magnitude of Mr. Parker's ability to impact corporate performance based on his responsibilities, (ii) the composition of Mr. Parker's total compensation package, and (iii) our long-term financial goals.  The Compensation Committee set performance targets for Mr. Parker that were tied to us achieving certain consolidated financial and operating benchmarks.  The performance targets for Mr. Parker were the same performance targets for our other Named Executive Officers, except for Messrs. Smith and Brower, and are discussed below.  Because we failed to achieve the performance targets for 2007, the Compensation Committee determined not to award a bonus to Mr. Parker for 2007.

During 2007, we also provided Mr. Parker with a cash vehicle allowance, use of our corporate travel agency to arrange personal travel, use of our administrative personnel for personal services, and, for a portion of the year, use of our corporate airplane for personal travel.  We also paid Mr. Parker the value of certain of his life insurance premiums and certain of his club fees and dues.  With the exception of payment for the life insurance premiums, each perquisite is designed to help Mr. Parker more effectively carry out his responsibilities as CEO.  During 2007, in addition to providing the foregoing benefits and providing medical, dental, and group life insurance to Mr. Parker, we also contributed to his 401(k) Plan account.

Compensation Paid to Our Other Named Executive Officers

For all Named Executive Officers, other than our CEO, the form and amount of compensation was recommended by the CEO.  As discussed above, the Compensation Committee relies on the business experience of its members, the historical compensation levels of the Named Executive Officers, and its general understanding of compensation levels at public companies to determine that the CEO's recommendations with respect to the compensation levels and forms were appropriate for 2007.  For 2007, the form of compensation paid to our Named Executive Officers was consistent with past years, with compensation consisting primarily of base salary, bonus based on the achievement of certain financial and operating goals, and equity compensation in the form of restricted stock grants.  For each of the Named Executive Officers, the Compensation Committee considered, among other things, our financial and operating results for the periods ended December 31, 2006 and 2007, the duties and responsibilities of each Named Executive Officer, and the length of time each Named Executive Officer has been with us, as further described in each executive's biography found herein.

On May 22, 2007, after reviewing our financial performance and the financial performance of two of our subsidiaries, Southern Refrigerated Transport, Inc. ("SRT"), and Star Transportation, Inc. ("Star"), for the fiscal year ended December 31, 2006, considering our compensation philosophy and the guidelines described above, recognizing the difficult economic environment that we would be operating in throughout 2007, and considering the recommendations of the CEO, the Compensation Committee approved the following changes to the annual base salaries of our Named Executive Officers, other than our CEO: (i) a $51,382 increase for Mr. Hogan, our Senior Executive Vice President and Chief Operating Officer and President of Covenant Transport, Inc., in recognition of his promotion to such roles and expanded responsibilities as one of the two officers responsible for managing the performance of our service offerings, and (ii) a $36,914 increase for Tony Smith, President of SRT, in recognition of additional responsibilities in managing tractors repositioned to SRT and continued strong performance of SRT in 2006. The Compensation Committee did not increase the base salary of (i) Messrs. Micky Miller, our former Executive Vice President of Sales and Marketing, or Michael Miller, our former Executive Vice President – Procurement and Corporate Operations Manager, because the Compensation Committee believed their salaries were consistent with their responsibilities or (ii) Mr. Brower, President of Star, because his base salary had been set in September 2006 when he became an employee following our acquisition of Star where he was employed.

On May 22, 2007, after considering the number of restricted shares of our Class A common stock granted to each Named Executive Officer, other than the CEO, in prior years and each Named Executive Officer's base salary, position, scope of responsibility, ability to affect our results, ability to create stockholder value, and historic and recent performance, as described above, the Compensation Committee granted (i) each of Messrs. Hogan, Smith, and Brower 4,000 restricted shares of our Class A common stock and (ii) Mr. Micky Miller 3,000 restricted shares of our Class A common stock.  The Compensation Committee granted restricted shares to create an incentive for the executives to maximize stockholder value and to remain employed with us despite a highly competitive labor market.  Messrs. Hogan and Micky Miller received the same number of restricted shares as in 2006.  However, the Compensation Committee determined that an increase in the number of shares granted to (i) Mr. Smith from 3,000 in 2006 to 4,000 in 2007 was appropriate given the financial and operating performance of SRT, and (ii) Mr. Brower from zero in 2006 to 4,000 in 2007 was appropriate given Mr. Brower was not employed by us when we made the 2006 grants and recognition of Mr. Brower's responsibilities as President of Star.  Mr. Michael Miller did not participate in the restricted stock grants due to his level of responsibility at the time.  We believe the awards to each of the Named Executive Officers will help build long-term value for our stockholders, particularly because these equity awards are subject to performance-based vesting that requires achievement of certain earnings-per-share targets.

The restricted shares granted on May 22, 2007, vest in equal increments over the four-year period beginning on the first anniversary of the award date, subject to us reaching earnings-per-share targets of $.25 in 2007, $.50 in 2008, $1.00 in 2009, and $1.50 in 2010.  Any percentage that fails to vest as a result of failure to reach a particular target will vest if we meet a subsequent target.  The restricted shares are subject to additional holding requirements and terms set forth in the Incentive Plan and the Restricted Stock Award Notice substantially in the form filed as Exhibit 10.22 to the our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006.  Based upon us not reaching our earnings-per-share target of $.25 in 2007, shares of the restricted stock grant will not vest on the one year anniversary of the grant.

For 2007, the Compensation Committee also approved a performance-based bonus opportunity under which each Named Executive Officer was eligible to receive a bonus of up to 50% of his base salary for 2007.  The percentage of salary assigned to each Named Executive Officer was based on the CEO's recommendation and the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to impact corporate performance based on the executive's  responsibilities at the time the targets were set, (ii) the composition of each Named Executive Officer's total compensation package, and (iii) our long-term financial goals.

In connection with the 2007 performance-based bonus opportunities described above and for each of the Named Executive Officers, other than Messrs. Smith and Brower, whose bonus targets are provided below, the Compensation Committee set performance targets related to us having consolidated operating income of $34,223,000 and a consolidated operating ratio of 94.6% for 2007.  In addition, the Compensation Committee created specific parameters for awarding bonuses within certain incremental ranges of achievement of the performance targets.  To implement incremental targets, the Compensation Committee created a formula that was tied to achievement of one or both of the performance targets and subject to upward or downward adjustment in defined circumstances.  The applicable percentage of the achieved performance target is then multiplied by the Named Executive Officer's target bonus (50% of the Named Executive Officer's base salary) to determine the Named Executive Officer's bonus.  The Compensation Committee adopted the foregoing bonus structure after considering our historic bonus structure and the continued need for a transparent, objective method for awarding bonus compensation to the Named Executive Officers.  The following table sets forth a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2007 Incremental Ranges of Performance Targets
Consolidated Operating Income ($) (000s)	Consolidated Operating Ratio (%)	Bonus Earned as a Percentage of the Potential Bonus Opportunity (%)
20,078	96.9	15.0
22,484	96.5	25.0
27,843	95.6	50.0
31,033	95.1	75.0
34,223	94.6	100.0
37,413	94.6	110.0
40,603	94.6	120.0
43,793	94.6	130.0

For Mr. Smith, the Compensation Committee set performance targets related to SRT having operating income of $9,243,000 and an operating ratio of 93.0% for 2007.  As with the performance targets for the other Named Executive Officers, the Compensation Committee also created specific parameters for awarding bonuses to Mr. Smith within certain incremental ranges of achievement of the performance targets, subject to upward or downward adjustment in defined circumstances. The following table sets forth, with respect to Mr. Smith, a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2007 Incremental Ranges of Performance Targets
Operating Income ($) (000s)	Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
6,316	95.2	15.0
6,813	94.8	25.0
7,923	94.0	50.0
8,583	93.5	75.0
9,243	93.0	100.0
9,903	93.0	110.0
10,563	93.0	120.0
11,224	93.0	130.0

For Mr. Brower, the Compensation Committee set performance targets related to Star having operating income of $7,314,000 and an operating ratio of 92.0% for 2007.  As with the performance targets for the other Named Executive Officers, the Compensation Committee also created specific parameters for awarding bonuses to Mr. Brower within certain incremental ranges of achievement of the performance targets, subject to upward or downward adjustment in defined circumstances. The following table sets forth, with respect to Mr. Brower, a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2007 Incremental Ranges of Performance Targets
Operating Income ($) (000s)	Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
5,287	94.2	15.0
5,632	93.8	25.0
6,400	93.0	50.0
6,857	92.5	75.0
7,314	92.0	100.0
7,771	92.0	110.0
8,229	92.0	120.0
8,686	92.0	130.0

The Compensation Committee believes that the performance targets represented aggressive, yet achievable goals for the Named Executive Officers to earn 100% of the eligible bonus amount.

The Compensation Committee met in February 2008 to discuss and review the 2007 bonus awards for the Named Executive Officers, other than for Mr. Michael Miller who was no longer employed by us.  The Compensation Committee reviewed the foregoing policies, our consolidated financial and operating performance, and SRT's and Star's financial and operating performance.  After determining that we failed to achieve the performance targets, or any incremental ranges of the performance targets, the Compensation Committee determined not to award a bonus to the Named Executive Officers for 2007.  However, the Compensation Committee determined it was in our best interest to reward Mr. Smith for his efforts in managing additional trucks that SRT was asked to manage as part of our realignment and awarded Mr. Smith a discretionary, special cash bonus of $12,500.

During 2007, we also provided each Named Executive Officer, other than Mr. Parker, with a cash vehicle allowance and use of our corporate travel agency to arrange personal travel.  We also paid certain club fees and dues on behalf of Mr. Brower. Each perquisite is designed to help the Named Executive Officers more effectively carry out their responsibilities for our Company.  During 2007, in addition to providing the foregoing benefits and providing medical, dental, and group life insurance to the Named Executive Officers, we also contributed to each of their 401(k) Plan accounts, other than Mr. Micky Miller's account because Mr. Miller elected not to participate.

Compensation Decisions with Respect to 2008

In April 2008, the Compensation Committee approved performance-based bonus opportunities under which each of the Named Executive Officers, other than Messrs. Micky Miller and Michael Miller, is eligible to receive a bonus of up to 50% of his 2008 base salary based upon our achievement of certain performance targets.  No performance-based opportunity has been considered for Mr. Micky Miller and Mr. Michael Miller retired from the Company in August 2007.  Each Named Executive Officer must accept at least 25% of his bonus for 2008, if any, in the form of Class A common stock under the Incentive Plan and may choose to receive up to 100% of the bonus in Class A common stock under the Incentive Plan.  As in 2007, the percentage of salary assigned to each Named Executive Officer is based on the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to impact corporate performance based on the executive's  responsibilities at the time the targets were set, (ii) the composition of each Named Executive Officer's total compensation package, and (iii) our long-term financial goals.

In connection with the 2008 performance-based bonus opportunities described above and for each of the Named Executive Officers who have a performance-based bonus opportunity, other than Messrs. Smith and Brower, whose bonus targets are provided below, the Compensation Committee set performance targets related to us having consolidated operating income of $16,187,000 and a consolidated operating ratio of 97.5% for 2008. As with the performance targets for 2007, the Compensation Committee also created specific parameters for awarding bonuses within certain incremental ranges of achievement of the performance targets, subject to upward or downward adjustment in defined circumstances. The applicable percentage of the achieved performance target is then multiplied by the Named Executive Officer's target bonus (50% of the Named Executive Officer's base salary) to determine the Named Executive Officer's bonus. The following table sets forth a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2008 Incremental Ranges of Performance Targets
Consolidated Operating Income ($) (000s)	Consolidated Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
7,515	98.8	25.0
10,168	98.4	50.0
12,951	98.0	75.0
16,187	97.5	100.0
19,422	97.5	125.0
22,658	97.5	150.0

For Mr. Smith, the Compensation Committee set performance targets, of which 10% were related to the consolidated performance targets set forth above and 90% were related to SRT having operating income of $8,492,000 and an operating ratio of 93.0% for 2008.  As with the performance targets for the other Named Executive Officers, the Compensation Committee also created specific parameters for awarding a bonus to Mr. Smith within certain incremental ranges of achievement of the performance targets, subject to upward or downward adjustment in defined circumstances.  The following table sets forth, with respect to Mr. Smith, a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2008 Incremental Ranges of Performance Targets
Operating Income ($) (000s)	Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
6,879	94.3	25.0
7,364	93.9	50.0
7,886	93.5	75.0
8,492	93.0	100.0
9,099	93.0	125.0
9,706	93.0	150.0

For Mr. Brower, the Compensation Committee set performance targets, of which 10% were related to the consolidated performance targets set forth above and 90% were related to Star having operating income of $2,527,000 and an operating ratio of 97.0% for 2008.  As with the performance targets for the other Named Executive Officers, the Compensation Committee also created specific parameters for awarding a bonus to Mr. Brower within certain incremental ranges of achievement of the performance targets, subject to upward or downward adjustment in defined circumstances.  The following table sets forth, with respect to Mr. Brower, a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2008 Incremental Ranges of Performance Targets
Operating Income ($) (000s)	Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
1,399	98.3	25.0
1,744	97.9	50.0
2,106	97.5	75.0
2,527	97.0	100.0
2,949	97.0	125.0
3,370	97.0	150.0

The Compensation Committee believes that the performance targets represent aggressive, yet achievable goals for the Named Executive Officers to earn 100% of the eligible bonus amount.

Effective March 31, 2008, Mr. Micky Miller assumed a new role as Executive Vice President and General Manager of FleetSavings, which is a new initiative of ours intended to extend volume purchasing power for certain products and services to other transportation companies.  In connection with his change in responsibilities, Mr. Micky Miller's base salary was changed from $215,000 to $150,000.

Separation and Severance Agreements

Other than a Separation Agreement with Mr. Michael Miller, as described below, we currently do not have any employment contracts, severance agreements, change-of-control agreements, or other arrangements with our Named Executive Officers that provide for payment or benefits to an executive officer at, following, or in connection with a change in control, a change in an executive officer's responsibilities, or an executive officers termination of employment, including resignation, severance, retirement, or constructive termination.  However, under certain circumstances in which there is a change of control, holders, including any Named Executive Officer, of outstanding stock options granted under our 2003 Incentive Stock Plan may be entitled to exercise such options notwithstanding that such options may otherwise not have been fully exercisable.

Effective August 14, 2007, Mr. Michael Miller resigned from his position as our Executive Vice President – Procurement and Corporate Operations Manager.  In return for us paying Mr. Miller the sum of $300,000 over a period of time and certain retirement and other benefits, Mr. Miller executed a Separation Agreement and agreed to certain restrictions on his activities, including restrictions on competition, solicitation, and disparagement until July 2009.  Pursuant to the provisions of our group health insurance plan, Mr. Miller will to continue to participate in our group health insurance plan for a period of time.  The Separation Agreement also provides that any stock options granted to Mr. Miller will remain exercisable in accordance with the terms and conditions of the applicable stock option award notice evidencing such grants.  The Compensation Committee believes that our interests were best served by entering into this agreement with Mr. Miller.

Summary Compensation Table

The following table sets forth information concerning the total compensation for the fiscal year 2007 awarded to, earned by, or paid to those persons who were, at December 31, 2007, (i) our Chief Executive Officer, (ii) the person performing the function of principal financial officer, and (iii) our four other most highly compensated executive officers whose total compensation was $100,000 or more for the fiscal year ended December 31, 2007 (collectively, the "Named Executive Officers").

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
David R. Parker, Chief Executive Officer, Chairman, and President	2007 2006	535,500 535,500	8,108 9,593	- -	158,368 135,232	701,976 680,325
Joey B. Hogan,(4) Senior Executive Vice President and Chief Operating Officer	2007 2006	252,273 219,815	8,108 9,593	- -	21,017 20,191	281,398 249,599
L.D. "Micky" Miller,(5) Executive Vice President and General Manager of FleetSavings	2007 2006	212,000 224,557	6,081 7,194	- -	12,000 13,549	230,081 245,300
Tony Smith, President of Southern Refrigerated Transport, Inc.	2007 2006	248,581 208,793	8,108 9,654	12,500 90,561	17,478 17,631	286,667 326,639
James "Jim" Brower,(6) President of Star Transportation, Inc.	2007	200,000	8,108	-	7,888	215,996
Michael W. Miller(7)	2007 2006	179,466 285,825	- 9,593	- -	75,691 35,194	255,157 330,612

(1)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 and 2006 fiscal years for the fair value of stock awards granted to each Named Executive Officer in accordance with SFAS 123R.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information on the valuation assumptions with respect to the 2007 grants, refer to note 3 of our consolidated financial statements as provided in the Form 10-K for the year-ended December 31, 2007, as filed with the SEC.  See the Grants of Plan-Based Awards Table for information on awards made in 2007.  These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)	See the Grants of Plan-Based Awards Table for additional information.
(3)	See the All Other Compensation Table for additional information.
(4)	Mr. Hogan performs the function of principal financial officer.
(5)
Mr. Micky Miller served as our Executive Vice President – Sales and Marketing during 2007.  Effective March 31, 2008, Mr. Micky Miller became our Executive Vice President and General Manager of FleetSavings.

(6)	Mr. Brower was not a Named Executive Officer during 2006.
(7)
Mr. Michael Miller resigned from his position as our Executive Vice President – Procurement and Corporate Operations Manager in August 2007.  However, pursuant to Item 402(a)(3)(iv), Mr. Michael Miller is included in this table as a Named Executive Officer.

All Other Compensation Table

The following table describes each component of the "All Other Compensation" column in the Summary Compensation Table.

Name	Year	Perquisites and Other Personal Benefits ($)	Severance Payments ($)	Insurance Premiums ($)	Contributions to Retirement and 401(k) Plans(6) ($)	Total ($)
David R. Parker	2007	44,986(1)	-	100,000(5)	13,382	158,368
Joey B. Hogan	2007	13,200(2)	-	-	7,817	21,017
L.D. "Micky" Miller	2007	12,000(2)	-	-	-	12,000
Tony Smith	2007	12,000(2)	-	-	5,478	17,478
James "Jim" Brower	2007	6,475(3)	-	-	1,413	7,888
Michael W. Miller	2007	17,457 (2)	52,209(4)	-	6,025	75,691

(1)
During 2007, we provided Mr. Parker with certain other benefits in addition to his salary, including, a $33,600 cash vehicle allowance, use of our corporate travel agency to arrange personal travel, and use of our administrative personnel for personal services.  During 2007, we also paid for certain of Mr. Parker's club fees and dues and, for a portion of the year, allowed Mr. Parker to use our corporate airplane for personal travel.  Although Mr. Parker used our corporate airplane for personal travel for a portion of the year, we did not incur any incremental costs for such use.  Mr. Parker reimbursed us for all of the variable costs associated with his personal use of our airplane, including the costs incurred as a result of personal flight activity, such as, fuel, travel expenses for the flight crew, and any hanger or other storage fees.  Mr. Parker also paid a portion of ongoing maintenance and repairs associated with operating the airplane.

(2)
During 2007, we provided the Named Executive Officer with certain other benefits in addition to his base salary, including, a cash vehicle allowance and use of our corporate travel agency to arrange personal travel.  None of the personal benefits provided to the Named Executive Officer exceeded the greater of $25,000 or 10% of the total amount of the personal benefits he received during 2007.

(3)
During 2007, we provided Mr. Brower with certain other benefits in addition to his salary, including, a cash vehicle allowance and use of our corporate travel agency to arrange personal travel.  We also paid for certain of Mr. Brower's club fees and dues.  None of the personal benefits provided to Mr. Brower exceeded the greater of $25,000 or 10% of the total amount of the personal benefits he received during 2007.

(4)	This represents the severance payments we paid to Mr. Miller as more fully described above.
(5)
During 2007, we paid Mr. Parker the value of certain life insurance premiums, as a result of arrangements entered into during a time when split-dollar insurance policies were common.  Subsequent to adoption of the Sarbanes-Oxley Act of 2002, we converted the policy to a company-paid policy to honor the pre-existing obligation to Mr. Parker.

(6)
The differences in contribution amounts among the Named Executive Officers is based upon a combination of the differences among the officers' salary and the extent to which each officer chooses to make personal contributions to his 401(k) account.

Narrative to the Summary Compensation Table

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to our Named Executive Officers during fiscal 2007.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards(3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David R. Parker	5/22/07	- 66,875	- 267,500	- 401,250	- -	4,000 -	- -	43,240 -
Joey B. Hogan	5/22/07	- 34,375	- 137,500	- 206,250	- -	4,000 -	- -	43,240 -
L.D. "Micky" Miller	5/22/07	- 26,500	- 106,000	- 159,000	- -	3,000 -	- -	32,430 -
Tony Smith	5/22/07	- 31,250	- 125,000	- 187,500	- -	4,000 -	- -	43,240 -
James "Jim" Brower	5/22/07	- 25,000	- 100,000	- 150,000	- -	4,000 -	- -	43,240 -
Michael W. Miller	-	-	-	-	-	-	-	-

(1)
These columns represent the approximate value of the payout to the Named Executive Officer based upon the attainment of specified performance targets that were established by the Compensation Committee in April 2008.  The performance targets are related to our consolidated performance, except with respect to Messrs. Smith's and Brower's bonuses where the targets are weighted 90% to the performance of SRT and Star, respectively, and 10% on our consolidated performance. The Compensation Committee also created specific parameters for awarding bonuses to the Named Executive Officer within certain incremental ranges of achievement of the performance targets, subject to upward and downward adjustments.  See the Compensation Discussion and Analysis for additional detail with respect to the performance targets.  Except with respect to Mr. Micky Miller, the potential bonuses set forth above are based upon the Named Executive Officer's 2007 base salary because the 2008 salaries have not been established.  The actual bonuses, if any, will be based upon each Named Executive Officer's base salary at the time of payout.  The potential payouts are performance-driven and therefore completely at risk.

(2)
This column represents the potential number of shares to be awarded to the Named Executive Officer based upon the attainment of specified performance targets that were established by the Compensation Committee and as discussed in more detail in the Compensation Discussion and Analysis.

(3)
This column represents the full grant date fair value of the stock awards under SFAS 123R granted to the Named Executive Officers in 2007.  The fair value was calculated using the closing price of our Class A common stock on the grant date, or $10.81 per share.  The fair value of the stock awards are accounted for in accordance with SFAS 123R.  For additional information on the valuation assumptions, refer to note 3 of our consolidated financial statements in the Form 10-K for the year-ended December 31, 2007, as filed with the SEC.  These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

Narrative to Grants of Plan-Based Awards

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of the performance targets for payment of incentive awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning all stock option grants and stock awards held by our Named Executive Officers as of December 31, 2007.  All outstanding equity awards are in shares of our Class A common stock.

Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
David R. Parker	08/31/98	18,250	12.38	08/31/08	-	-
	05/20/99	3,333	13.00	05/20/09	-	-
	05/20/99	6,667	13.00	05/20/09	-	-
	02/29/00	7,206	13.13	03/31/10	-	-
	05/18/00	6,666	12.19	05/18/10	-	-
	05/18/00	3,334	12.19	05/18/10	-	-
	07/27/00	9,429	8.00	07/27/10	-	-
	07/27/00	100,571	8.00	07/27/10	-	-
	05/17/01	3,333	16.79	05/17/11	-	-
	05/17/01	6,667	16.79	05/17/11	-	-
	05/16/02	6,194	15.39	05/16/12	-	-
	05/16/02	3,806	15.39	05/16/12	-	-
	02/20/03	5,780	17.30	02/20/13	-	-
	02/20/03	1,111	17.30	02/20/13	-	-
	05/22/03	6,095	17.63	05/22/13	-	-
	05/22/03	3,905	17.63	05/22/13	-	-
	05/27/04	10,000	15.71	05/27/14	-	-
	02/16/05	5,690	21.43	02/16/15	-	-
	05/10/05	10,000	13.64	05/10/15	-	-
	05/23/06	-	-	-	50,000(1)	336,000
	05/23/06	-	-	-	4,000(2)	26,880
	05/22/07	-	-	-	4,000(3)	26,880
Joey B. Hogan	08/07/97	25,000	18.75	08/07/07	-	-
	08/31/98	1,515	12.38	08/31/08	-	-
	08/31/98	8,485	12.38	08/31/08	-	-
	05/20/99	480	13.00	05/20/09	-	-
	05/20/99	9,520	13.00	05/20/09	-	-
	02/29/00	2,272	13.13	03/01/10	-	-
	05/18/00	3,333	12.19	05/18/10	-	-
	05/18/00	6,667	12.19	05/18/10	-	-
	07/27/00	2,423	8.00	07/27/10	-	-
	07/27/00	27,577	8.00	07/27/10	-	-
	05/17/01	3,333	16.79	05/17/11	-	-
	05/17/01	6,667	16.79	05/17/11	-	-
	05/16/02	6,194	15.39	05/16/12	-	-
	05/16/02	3,806	15.39	05/16/12	-	-
	02/20/03	2,612	17.30	02/20/13	-	-
	05/22/03	2,762	17.63	05/22/13	-	-
	05/22/03	7,238	17.63	05/22/13	-	-
	05/27/04	10,000	15.71	05/27/14	-	-
	02/16/05	2,285	21.43	02/16/15	-	-
	05/10/05	10,000	13.64	05/10/15	-	-
	05/23/06	-	-	-	33,333(1)	223,998
	05/23/06	-	-	-	4,000(2)	26,880
	05/22/07	-	-	-	4,000(3)	26,880

Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
L.D. "Micky" Miller	12/09/02	15,000	18.15	12/09/12	-	-
	05/22/03	1,048	17.63	05/22/13	-	-
	05/22/03	6,452	17.63	05/22/13	-	-
	05/27/04	7,500	15.71	05/27/14	-	-
	02/19/05	1,987	21.43	02/16/15	-	-
	05/10/05	7,500	13.64	05/10/15	-	-
	05/23/06	-	-	-	33,333(1)	223,998
	05/23/06	-	-	-	3,000(2)	20,160
	05/22/07	-	-	-	3,000(3)	20,160
Tony Smith	10/05/98	20,000	10.88	10/05/08	-	-
	05/20/99	5,000	13.00	05/20/09	-	-
	07/27/00	4,062	8.00	07/27/10	-	-
	07/27/00	938	8.00	07/27/10	-	-
	05/17/01	4,613	16.79	05/17/11	-	-
	05/17/01	387	16.79	05/17/11	-	-
	05/16/02	3,652	15.39	05/16/12	-	-
	05/16/02	348	15.39	05/16/12	-	-
	08/28/03	5,000	17.00	08/28/13	-	-
	08/28/03	2,500	17.00	08/28/13	-	-
	05/27/04	2,354	15.71	05/27/14	-	-
	05/27/04	5,146	15.71	05/27/14	-	-
	02/16/05	2,076	21.43	02/16/15	-	-
	05/10/05	10,000	13.64	05/10/15	-	-
	05/23/06	-	-	-	25,000(1)	168,000
	05/23/06	-	-	-	4,000(2)	26,880
	05/22/07	-	-	-	4,000(3)	26,880
James "Jim" Brower	09/21/06	-	-	-	25,000(1)	168,000
	09/21/06	-	-	-	4,000(2)	26,880
	05/22/07	-	-	-	4,000(3)	26,880
Michael W. Miller	08/31/98	3,637	12.38	08/31/08	-	-
	08/31/98	6,363	12.38	08/31/08	-	-
	05/20/99	3,333	13.00	05/20/09	-	-
	05/20/99	6,667	13.00	05/20/09	-	-
	02/29/00	3,298	13.13	03/01/10	-	-
	05/18/00	6,666	12.19	05/18/10	-	-
	05/18/00	3,334	12.19	05/18/10	-	-
	07/27/00	7,422	8.00	07/27/10	-	-
	07/27/00	22,578	8.00	07/27/10	-	-
	05/17/01	3,333	16.79	05/17/11	-	-
	05/17/01	6,667	16.79	05/17/11	-	-
	05/16/02	6,194	15.39	05/16/12	-	-
	05/16/02	3,806	15.39	05/16/12	-	-
	02/20/03	3,537	17.30	02/20/13	-	-
	05/22/03	2,762	17.63	05/22/13	-	-
	05/22/03	7,238	17.63	05/22/13	-	-
	05/27/04	3,333	15.71	05/27/14	-	-
	05/27/04	6,667	15.71	05/27/14	-	-
	02/16/05	3,037	21.43	02/16/15	-	-
	05/10/05	10,000	13.64	05/10/15	-	-
	05/23/06	-	-	-	33,333(1)	223,998
	05/23/06	-	-	-	4,000(2)	26,880

(1)
Subject to the terms of the award notice, the restricted shares will vest completely in any year between 2007 and 2010 in which we reach an earnings per share target of $2.00.  The earnings-per-share target excludes the effect of the vesting of the awards on earnings per share as well as extraordinary gains.  The executive must hold the shares for one year after vesting; provided that the executive may sell such portion of the restricted shares that is necessary to cover the federal and state taxes he incurs upon vesting of the shares.

(2)
Subject to the terms of the award notice, the restricted shares will vest in equal increments over the four-year period beginning on the first anniversary of the award date, subject to us reaching earnings-per-share targets of $0.75 in 2006, $1.05 in 2007, $1.35 in 2008, and $1.55 in 2009.  Any percentage that fails to vest as a result of failure to reach a particular target will vest if we meet a subsequent target.  As a condition to selling any vested shares of restricted Class A common stock, the executive is required to maintain an equivalent of 200% of his annual salary on the date of the proposed sale in the combination of (i) Class A common stock and (ii) 50% of the value of (a) unexercised options to purchase Class A common stock, and (b) restricted Class A common stock; provided that the executive may sell such portion of the restricted shares that is necessary to cover the federal and state taxes he incurs upon vesting of the shares.

(3)
Subject to the terms of the award notice, the restricted shares will vest in equal increments over the four-year period beginning on the first anniversary of the award date, subject to us reaching earnings-per-share targets of $0.25 in 2007, $.50 in 2008, $1.00 in 2009, and $1.50 in 2010.  Any percentage that fails to vest as a result of failure to reach a particular target will vest if we meet a subsequent target.  As a condition to selling any vested shares of restricted Class A common stock, the executive is required to maintain an equivalent of 200% of his annual salary on the date of the proposed sale in the combination of (i) Class A common stock and (ii) 50% of the value of (a) unexercised options to purchase Class A common stock, and (b) restricted Class A common stock; provided that the executive may sell such portion of the restricted shares that is necessary to cover the federal and state taxes he incurs upon vesting of the shares.

(4)	The market value was calculated by multiplying the closing market price of our stock on December 31, 2007, by the number of shares that have not vested.

Director Compensation

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year 2007.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
William T. Alt	31,500	25,004	56,504
Robert E. Bosworth	39,000	25,004	64,004
Hugh O. Maclellan, Jr.	32,000	25,004	57,004
Bradley A. Moline	36,500	25,004	61,504
Niel B. Nielson	37,500	25,004	62,504
Mark A. Scudder(3)	31,500	25,004	56,504

(1)	This column represents the amount of cash compensation earned in 2007 for Board and committee service.
(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock awards granted to each director in 2007, in accordance with SFAS 123R. Directors who are not our employees received shares of our Class A common stock with a market value on the grant date equivalent to approximately $25,000. The directors can only sell these shares if, after the sale, they maintain a minimum of $100,000 in value of our Class A common stock.

(3)	Mr. Scudder resigned from the Board in November 2007.

Narrative to Director Compensation

The compensation package for our non-employee Directors remained unchanged from 2006.  Accordingly, Directors who are not our employees or employees of one of our subsidiaries currently receive a $25,000 annual retainer and no meeting attendance fees.  An additional annual retainer of $7,500 is paid to the Audit Committee Chairman; $5,000 to the Compensation Committee Chairman; and $3,000 to the Nominating and Corporate Governance Committee Chairman.  For the additional time related to attending committee meetings, Audit Committee members also receive an annual fee of $5,000; Compensation Committee members also receive an annual fee of $4,000; and, Nominating and Corporate Governance Committee members also receive an annual fee of $2,500.  In lieu of stock options that had previously been a part of outside director compensation, Directors who are not our employees or employees of one of our subsidiaries received a grant of Class A common stock equivalent to $25,000 at the time of our annual meeting.  The directors can only sell these shares if, after the sale, they maintain a minimum of $100,000 in value of Class A common stock.

Directors who are our employees or employees of one of our subsidiaries do not receive compensation for board or committee service.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of March 31, 2008, the number of shares and percentage of outstanding shares of our Class A and Class B common stock beneficially owned by:

•
Each of our directors, director nominees, and Named Executive Officers, excluding Michael Miller who resigned from his position as our Executive Vice President – Procurement and Corporate Operations Manager in August 2007;

•	All of our executive officers and directors as a group; and

•	Each person known to us to beneficially own 5% or more of any class of our common stock.

The percentages shown are based on 12,175,962 shares of Class A common stock (including shares of restricted Class A common stock subject to certain performance vesting and holding provisions) and 2,350,000 shares of Class B common stock outstanding at March 31, 2008.  The shares of Class B common stock owned by Mr. and Mrs. Parker are convertible into the same number of shares of Class A common stock at any time and convert automatically if beneficially owned by anyone other than Mr. or Mrs. Parker or certain members of their family. The Class B common stock has two votes per share but otherwise is substantially identical to the Class A common stock, which has one vote per share.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Class A & Class B Common	David R. Parker & Jacqueline F. Parker	5,431,187 (4)	24.9% of Class A 100% of Class B 36.8% of Total(5)
Class A Common	Joey B. Hogan	182,677 (6)	1.5% of Class A 1.3% of Total
Class A Common	Tony Smith	99,076	*
Class A Common	L.D. "Micky" Miller	78,820	*
Class A Common	James Brower	33,000	*
Class A Common	William T. Alt	19,268	*
Class A Common	Robert E. Bosworth	37,936 (7)	*
Class A Common	Hugh O. Maclellan, Jr.	34,268	*
Class A Common	Bradley A. Moline	12,768	*
Class A Common	Niel B. Nielson	12,768	*
Class A Common	Wells Fargo & Company	1,411,545 (8)	11.6% of Class A 9.7% of Total
Class A Common	Dimensional Fund Advisors Inc.	1,037,720 (9)	8.5% of Class A 7.1% of Total
Class A Common	Donald Smith & Co., Inc.	802,981 (10)	6.6% of Class A 5.5% of Total
Class A Common	Barrow, Hanley, Mewhinney & Strauss, Inc.	734,500 (11)	6.0% of Class A 5.1% of Total
Class A & Class B Common	All directors and executive officers as a group (13 persons)	6,108,929 (12)	40.4% of Total

*	Less than one percent (1%).
(1)
The business address of Mr. and Mrs. Parker and the other directors, director nominees, Named Executive Officers and the other executive officers is 400 Birmingham Highway, Chattanooga, TN 37419. The business addresses of the remaining entities listed in the table above are: Wells Fargo & Company, 420 Montgomery Street, San Francisco, CA 94104; Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401; Donald Smith & Co., Inc., 152 West 57th Street, New York, NY 10019; and Barrow, Hanley, Mewhinney & Strauss, Inc., 2200 Ross Avenue, 31st Floor, Dallas, TX 75201.

(2)
Beneficial ownership includes sole voting power and sole investment power with respect to such shares unless otherwise noted and subject to community property laws where applicable. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of Class A common stock underlying options that are currently exercisable held by the following individuals:               Mr. Parker–218,037; Mr. Joey Hogan–117,169; Mr. Smith–66,076; Mr. L.D. "Micky" Miller–39,487; Mr. Brower–0; Mr. Alt–15,000; Mr. Bosworth–22,500; Mr. Maclellan–22,500; Mr. Moline–7,500; and Dr. Nielson-7,500. In addition, beneficial ownership includes shares of restricted Class A common stock subject to certain performance vesting and holding provisions held by the following individuals:  Mr. Parker–58,000; Mr. Joey Hogan–41,333; Mr. Smith–33,000; Mr. L.D. "Micky" Miller–39,333; and Mr. Brower–33,000.  The beneficial ownership also includes the following shares of Class A common stock allocated to the accounts of the following individuals under our 401(k) plan: Mr. Parker–17,583; Mr. Hogan–20,775; Mr. Smith–0; Mr. L.D. "Micky" Miller–0; and Mr. Brower–0.

(3)
Shares of Class A common stock underlying stock options that are currently exercisable or will be exercisable within 60 days following March 31, 2008 are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of all directors and executive officers as a group, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.  There are no stock options that will become exercisable within 60 days following March 31, 2008, for any executive officer, director, or director nominee of the Company.

(4)
Comprised of 2,226,950 shares of Class A common stock and 2,350,000 shares of Class B common stock owned by Mr. and Mrs. Parker as joint tenants with rights of survivorship; 100,000 shares of Class A common stock owned by the Parker Family Limited Partnership, of which Mr. and Mrs. Parker are the two general partners and possess sole voting and investment control; 218,037 shares of Class A common stock underlying Mr. Parker's stock options that are currently exercisable; 58,000 shares of restricted Class A common stock; 17,583 shares allocated to the account of Mr. Parker under our 401(k) plan; and 460,617 shares of Class A common stock owned by the David R. Parker 2005 Trust (of which Mr. Parker is the sole lifetime beneficiary and Mrs. Parker is the trustee).  The restricted Class A common stock is subject to certain performance vesting and holding provisions.

(5)
Based on the aggregate number of shares of Class A and Class B common stock held by Mr. and Mrs. Parker. Mr. and Mrs. Parker hold 24.9% of shares of Class A and 100% of shares of Class B common stock. The Class A common stock is entitled to one vote per share, and the Class B common stock is entitled to two votes per share. Mr. and Mrs. Parker beneficially own shares of Class A and Class B common stock with 45.5% of the voting power of all outstanding voting shares.

(6)
Comprised of 3,400 shares of Class A common stock owned by Mr. Hogan and Melinda J. Hogan as joint tenants, 117,169 shares of Class A common stock underlying stock options, 41,333 shares of restricted Class A common stock, and 20,775 shares held by Mr. Hogan in our 401(k) plan.  The restricted Class A common stock is subject to certain performance vesting and holding provisions.

(7)
Comprised of 5,268 shares of Class A common stock owned directly, 10,168 shares of Class A common stock held in an individual retirement account, and 22,500 shares of Class A common stock underlying stock options.

(8)
As reported on Schedule 13G/A filed with the SEC on January 17, 2008. Represents aggregate beneficial ownership on a consolidated basis reported by Wells Fargo & Company and includes shares of Class A common stock beneficially owned by subsidiaries. Information is as of December 31, 2007.

(9)
As reported on Schedule 13G/A filed with the SEC on February 6, 2008. Represents aggregate beneficial ownership on a consolidated basis reported by Dimensional Fund Advisors LP and includes shares of Class A common stock beneficially owned by advisory clients of Dimensional Fund Advisors LP. Information is as of December 31, 2007.

(10)
As reported on Schedule 13G filed with the SEC on February 8, 2008.  Represents aggregate beneficial ownership on a consolidated basis reported by Donald Smith & Co., Inc. and includes shares of Class A common stock beneficially owned by advisory clients of Donald Smith & Co., Inc.  Information is as of December 31, 2007.

(11)	As reported on Schedule 13G filed with the SEC on February 13, 2008. Information is as of December 31, 2007.
(12)
The other executive officers are Charles “Jerry” Eddy, R.H. Lovin, Jr., and Jeffrey Paulsen. Mr. Eddy does not beneficially own any shares of unrestricted Class A common stock nor does he have any stock options underlying shares of Class A common stock which are currently exercisable or will become exercisable within 60 days of March 31, 2008.  Mr. Eddy does beneficially own 32,000 shares of restricted Class A common stock.  Mr. Lovin beneficially owns 102,161 shares of Class A common stock, which are comprised of 2,650 shares of Class A common stock owned directly, 57,932 shares of Class A common stock underlying Mr. Lovin's stock options that are currently exercisable, 31,000 shares of restricted Class A common stock, and 10,579 shares allocated to the account of Mr. Lovin under our 401(k) plan.  Mr. Paulsen beneficially owns 33,000 shares of Class A common stock, which are comprised of 5,000 shares of Class A common stock underlying Mr. Paulsen’s stock options that are currently exercisable or will become exercisable within 60 days of March 31, 2008 and 28,000 shares of restricted Class A common stock.  The restricted Class A common stock is subject to certain performance vesting and holding provisions.  The shares detailed in this footnote are included in the calculation of all directors and executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to our Audit Committee Charter, all transactions with affiliated persons or entities must be reviewed and pre-approved by our Audit Committee.

The information set forth herein briefly describes certain transactions between us and certain affiliated parties. We believe that the terms of these transactions are comparable to the terms that could be obtained from unaffiliated parties.

Company Store. A company wholly owned by Nancy Landreth operates a store that sells branded apparel and personal items on a rent-free basis in our headquarters building, and uses our service marks on its products at no cost.  We made purchases from this store totaling approximately $126,000 in 2007. Ms. Landreth is Mr. Parker's step-sister. The Audit Committee has approved a continuation of this relationship and annually pre-approves purchase limits.  The store was recently shut down.

Certain Business Relationships. Mr. Scudder's law firm serves as our corporate and securities counsel and earned approximately $309,000 in fees for legal services during 2007.

RELATIONSHIPS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The principal independent registered public accounting firm utilized by us during fiscal 2007 was KPMG LLP. KPMG has served as our independent registered public accounting firm since September 2001.  A representative of KPMG is expected to be present at the annual meeting of stockholders and to be available to respond to appropriate questions.  KPMG’s representative will have an opportunity to make a statement at the annual meeting should he or she desire to do so.

KPMG billed us the following amounts for services provided in the following categories during the fiscal years ended December 31, 2007 and 2006:

	Fiscal 2007	Fiscal 2006
Audit Fees(1)	$710,000	$622,500
Audit-Related Fees(2)	0	0
Tax Fees(3)	122,497	160,182
All Other Fees(4)	0	0
Total	$832,497	$782,682

(1)
Represents the aggregate fees billed for professional services rendered by KPMG for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by an independent registered public accounting firm in connection with statutory or regulatory filings or engagements for those fiscal years. For fiscal 2007, audit fees were comprised of $350,000 in fees for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, $315,000 in fees for the audit of our assessment of internal controls over financial reporting, $25,000 for the statutory audit of our Volunteer Insurance Limited subsidiary’s annual financial statements, and $20,000 in fees for agreed upon procedures related to our securitization facility. For fiscal 2006, audit fees were comprised of $332,500 in fees for the audit of our annual consolidated financial statements and review of our consolidated financial statements included in our quarterly reports on Form 10-Q, $250,000 in fees for the audit of our assessment of internal controls over financial reporting, $25,000 for the statutory audit of our Volunteer Insurance Limited subsidiary’s annual financial statements, and $15,000 in fees for agreed upon procedures related to our securitization facility.

(2)
Represents the aggregate fees billed for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "audit fees."  There were no such fees for fiscal 2007 or fiscal 2006.

(3)
Represents the aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice, and tax planning. For fiscal 2007, there were no tax fees for tax compliance or tax planning and advice. For fiscal 2006, tax fees were comprised of $149,500 in fees for tax compliance and $10,682 in fees for tax planning and advice.

(4)	Represents the aggregate fees billed for products and services provided by KPMG, other than audit fees, audit-related fees, and tax fees. There were no such fees for fiscal 2007 or fiscal 2006.

Our Audit Committee maintains a policy pursuant to which it pre-approves all audit services and permitted non-audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the firm's independence. Under this policy, the Audit Committee pre-approves specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by our principal independent registered public accounting firm. Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement. Management and the principal independent registered public accounting firm are required to periodically report to the Audit Committee regarding the extent of services provided by the principal independent registered public accounting firm in accordance with the annual pre-approval, and the fees for the services performed to date. To the extent that management believes that a new service or the expansion of a current service provided by the principal independent registered public accounting firm is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the principal independent registered public accounting firm to render such services. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C), of Regulation S-X during the fiscal year ended December 31, 2007.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in our proxy materials relating to our 2009 annual meeting of stockholders, stockholder proposals intended to be presented at that meeting must be received by us in writing on or before December 15, 2008.  However, if the date of the 2009 annual meeting of stockholders is more than thirty days before or after May 14, 2009, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2009 annual meeting of stockholders will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

We must receive in writing any stockholder proposals to be considered at our 2009 annual meeting, but not included in our proxy materials relating to that meeting pursuant to Rule 14a-8 under the Exchange Act, by March 1, 2009.  However, if the date of the 2009 annual meeting of stockholders is more than thirty days before or after May 14, 2009, then the deadline for submitting any such stockholder proposal will be a reasonable time before we mail the proxy materials relating to such meeting. Under Rule 14(a)-4(c)(1) of the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our 2009 proxy statement will have discretionary authority to vote on any stockholder proposal that is not received on or prior to the deadline described above.

Written copies of all stockholder proposals should be sent to our principal executive offices at 400 Birmingham Highway, Chattanooga, Tennessee 37419, to the attention of Joey B. Hogan, our Senior Executive Vice President and Chief Operating Officer. Stockholder proposals must comply with the rules and regulations of the SEC.

OTHER MATTERS

The Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

Covenant Transportation Group, Inc.
/s/ David R. Parker
David R. Parker
Chairman of the Board of Directors
April 14, 2008

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR granting the proxies discretionary authority.

1. Election of Directors:	For	Withold			For	Withold		For	Withold
01-William T.Alt	☐	☐	02 - Robert E. Bosworth		☐	☐	03-Bradley A. Moline	☐	☐

04 - Niel B. Nielson	☐	☐	05 - David R. Parker		☐	☐

2. In their discretion, the attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.			GRANT AUTHORITY To Vote ☐	WITHOLD AUTHORITY To Vote ☐	Abstain ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign above exactly as your name appears at the upper left. When shares are held by joint tenants, both shall sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box.
/ /

1 U PX 0 1 7 1 7 5 2

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — COVENANT TRANSPORTATION GROUP, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 14, 2008
Solicited on Behalf of the Board of Directors of the Company

The undersigned holder(s) of Class A and/or Class B common stock (individually or together referred to as "Common Stock") of Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), hereby appoint(s) David R. Parker and Joey B. Hogan, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the Common Stock that the undersigned is (are) entitled to vote at the annual meeting of stockholders of the Company to be held at the Company's Corporate Headquarters at 400 Birmingham Highway, Chattanooga, Tennessee, on Wednesday, May 14, 2008, at 10:00 A.M. Eastern Time, and at any adjournment thereof. The undersigned acknowledges receipt of the Notice and Proxy Statement for the 2008 annual meeting of stockholders and the annual report to stockholders for the year ended December 31, 2007.

A vote FOR Proposal 1 and granting the proxies discretionary authority is recommended by the Board of Directors of the Company. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposal 1 and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is presented at the meeting,

PLEASE SIGN, DATE AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE.

If you vote by telephone or over the Internet, do not mail your proxy card.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)